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                                                                  EXHIBIT 24(b)





                                                                  1993 Form 10-K


                          LONG ISLAND LIGHTING COMPANY

                      CERTIFICATE AS TO POWER OF ATTORNEY



                 WHEREAS, LONG ISLAND LIGHTING COMPANY, a New York corporation, intends to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, an Annual Report for the year ended December 31, 1993, on Form 10- K as prescribed by said Commission pursuant to said Act and the rules and regulations promulgated thereunder.

                 NOW, THEREFORE, in my capacity as Assistant Corporate Secretary of Long Island Lighting Company, I do hereby certify that Anthony Nozzolillo has been appointed by the Board of Directors of Long Island Lighting Company with power to execute, among other documents, said Report, any amendment to said Report and any other documents required in connection therewith, and to file the same with the Securities and Exchange Commission.

                 WITNESS my hand and the seal of the Company this 10th day of March, 1994.



                                              /s/ HERBERT M. LEIMAN
                                         ------------------------------
                                                  HERBERT M. LEIMAN
                                           Assistant Corporate Secretary




(Corporate Seal)